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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported): July 16, 1997
                                                          -------------

                                   __________


                         ALLMERICA FINANCIAL CORPORATION
                     -----------------------------------------
             (Exact name of Registrant as specified in its charter)


  Delaware                             1-13754                04-3263626
  --------                             -------                ----------
(State or Other Jurisdiction   (Commission File Number)    (I.R.S. Employer I.D.
of Incorporation)                                          Number)


                                   __________


       440 Lincoln Street, Worcester, Massachusetts       01653
       --------------------------------------------     ---------
         (Address of Principal Executive Offices)       (Zip Code)


                                  (508) 855-1000
               -------------------------------------------------
               Registrant's Telephone Number, including area code



                               Page 1 of 6 pages
                            Exhibit Index on page 5

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Item 5. Other Events


  On July 16, 1997, Allmerica Financial Corporation ("AFC") announced the closing of the merger (the "Merger") of Allmerica Property & Casualty Companies, Inc. ("Allmerica P&C") and a wholly-owned subsidiary of AFC. Through the transaction, AFC acquired the approximately 24.2 million shares of Allmerica P&C that it does not already own for approximately $426 million in cash and 9.7 million shares of AFC common stock.

  As a result of the Merger, each outstanding share of Allmerica P&C Common Stock, other than shares owned by AFC or its subsidiaries or by persons who properly perfect their appraisal rights under the Delaware General Corporation Law, have been converted into the right to receive $17.60 in cash, without interest, and 0.40 shares of AFC common stock. Alternatively, Allmerica P&C shareholders may elect to receive for each share of Allmerica P&C stock either $33.00 in cash, without interest, or 0.85714 shares of AFC common stock. The aggregate amounts of cash and stock issuable in the Merger is limited and the elections of the form of merger consideration are subject to proration in the event the cash or stock election is oversubscribed.

  Merger consideration election forms will be mailed to Allmerica P&C shareholders within the next few days. The election deadline is August 13, after which the merger consideration will be distributed as soon as practicable.

  On July 15, 1997, the Certificate of Incorporation of Allmerica P&C was amended and restated to authorize a Class B Common Stock of Allmerica P&C, $5.00 par value (the "Class B Common Stock"). Immediately prior to the consummation of the Merger, each share of Allmerica P&C Common Stock owned by AFC and its subsidiaries was exchanged for one share of Class B Common Stock (the "Recapitalization").

  A copy of the press release of AFC announcing the consummation of the Merger is attached hereto as Exhibit 1.

                                      -2-
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Item 7.  Financial Statements and Exhibits

     Exhibit 1 Press release of AFC dated July 16, 1997 announcing the consummation of the Merger.

                                      -3-
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                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 ALLMERICA FINANCIAL CORPORATION



                                 By: /s/ Edward J. Parry III
                                     -----------------------
                                      Title:  Vice President, Chief Financial
                                              Officer and Treasurer


Date:  July 16, 1997

                                      -4-
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Exhibit Index                                                              Page
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Exhibit 1     Press release of AFC dated July 16, 1997 announcing the
              consummation of the Merger.                                   6